EX-32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report on Form 10-Q of Affordable Green Homes International (the “Company”) for the period ended June 30, 2011 filed with the Securities and Exchange Commission (the “Report”), we, Michael P. Vahl, Chief Executive Officer, and Zachary O. Lark, Chief Financial Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the report fairly presents, in all material respects, the financial condition and result of operations of the Company for the periods presented.

Date:  March 19, 2012

/s/ Michael P Vahl
Michael P. Vahl,
Chief Executive Officer and President

/s/ Zachary O Lark
Zachary O. Lark,
Chief Financial Officer

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.